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                                                                    EXHIBIT 99.1

                                 Netzee, Inc.
                  (formerly Direct Access Interactive, Inc.)
                       Valuation and Qualifying Accounts
                        Allowance for Doubtful Accounts
                 (Schedule II to Audited Financial Statements)


           Balance at         Charged to                                             Balance at
            Beginning          Cost and         Charged to                              End
          of the Period        Expenses       Other Accounts       Deductions       of the Period
          -------------       ----------      --------------       ----------       -------------
1996      $           -       $        -      $            -       $        -       $           -

1997                  -                -                   -                -                   -

1998      $           -       $   10,000      $            -       $        -       $      10,000